EXHIBIT 99.2

             Statement Furnished Pursuant to Section 906 of the
             Sarbanes-Oxley Act Of 2002, 18 U.S.C. Section 1350

      The undersigned, George E. Young, III, is the Senior Vice President and Chief Financial Officer of Falmouth Bancorp, Inc. (the "Company"). This statement is being furnished in connection with the filing by the Company of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 (the "Report").

      By execution of this statement, I certify that:

      A)    the Report fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

      B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

      This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

December 19, 2002                      /s/ George E. Young, III
                                       -------------------------------------
                                       George E. Young, III
                                       Senior Vice President and Chief
                                       Financial Officer

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